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                                                                       Exhibit A

                            JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13D with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this
Schedule 13D. In evidence thereof, the undersigned hereby execute this Agreement as of the 18th day of September, 2000.

                                    ARIEL CAPITAL MANAGEMENT, INC.


                                    By: /s/ Franklin L. Morton
                                        ----------------------------------------
                                        Franklin L. Morton
                                        Senior Vice President

                                    JOHN W. ROGERS, JR., individually


                                    By: /s/ Franklin L. Morton
                                        ----------------------------------------
                                        Franklin L. Morton, as attorney-in-fact*



* Franklin L. Morton signs this document on behalf of John W. Rogers, Jr. pursuant to a power of attorney of even date herewith and duly executed by Mr. Rogers.